Salary Reduction Employment Agreement For AAL Variable Annuity

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
A.  Employee's Request for Salary Reduction
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1.  Employee name                                                                     Employee Social Security no.
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    Employer name                            Employer telephone number                AAL billing account no, if known
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    Employer mailing address                 City                                     State                   ZIP Code
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I request  that my  current  employment  terms be  modified  to  substitute  the purchase  of a variable  annuity  contract as  directed  herein,  in lieu of the compensation otherwise payable directly to me. If accepted by my employer,  this request will constitute an agreement which shall supersede and replace all prior agreements or requests which I have made. For such purpose,  I hereby  authorize you to:

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
2. Reduce my cash compensation                                    3.__ New variable              __ Change to existing variable
   for each pay period by:                                             annuity certificate          annuity certificate
   $__________________ or  ___________%                             Check all boxes that apply.
                                                                    __ Add Fixed Annuity(ies)*   __ Delete Fixed Annuity(ies)
                                                                    __ Add Mutual Fund(s)*       __ Delete Mutual Fund(s)
The salary reduction will begin:                                    __ Other - Describe in detail:
The pay period under this agreement is:                             ________________________________________
__Weekly __Bi-weekly __Monthly __Twice per month                     Please complete form 5245 "Salary Reduction Employment
__Less than 12 months - List months no payment will be made:         Agreement"
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
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4.  Apply the salary reduction       X               Account                        Employee Salary Reduction Contribution
amount for each pay period
specified above to the purchase of
an AAL Variable Annuity.
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                                         New certificate                    $                  or                  %
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                                         Existing certificate No:           $                  or                  %
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                                         Large Company Stock                $                  or                  %
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                                         Small Company Stock                $                  or                  %
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                                         International Stock                $                  or                  %
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                                         High Yield Bond                    $                  or                  %
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                                         Bond                               $                  or                  %
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                                         Balanced                           $                  or                  %
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                                         Money Market                       $                  or                  %
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                                         Fixed Account                      $                  or                  %
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                                              Total Contributions           $                  or                  100%
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If you choose  more than one  account for  purchase  from your salary  reduction amount,  please  indicate  the  dollar  amount  or the  percent  of your  salary reduction for each pay period to be applied to each of your accounts.  The total dollar amount should equal your salary reduction  agreement.  If percentages are used, your choices should total 100% The minimum  purchase amount per account is
$50.00.

This agreement shall be legally binding and irrevocable with respect to amounts earned while it is in effect, and supersedes all prior similar agreements. Unless modified or terminated by written notice, this agreement shall be applicable to each subsequent employment period. I understand and agree that during any taxable year I will make no more than one modification to my salary reduction agreement. However, this agreement may be terminated by written notice of either party at any time.
Amounts contributed under this Salary Reduction Agreement shall be subject to the contribution limitations under Section 402(g), 403(b), and 415; and the distribution restrictions under Section 403(b) of the Internal Revenue Code of 1986 (i.e. distributions cannot be made unless I have attained the age of 59-1/2, suffered a hardship, became disabled, separated from service, or died). But, I understand that there may be other investment alternatives available under my employer's Section 403(b) arrangement to which I may elect to transfer my contract value. I make this agreement to take advantage of Section 403(b) of the Internal Revenue Code and the tax deferrals therein provided. I am eligible to elect salary reductions under a 403(b) plan. I understand and consent that variable annuity contributions will be applied when received in goad form at the AAL Variable Products Service Center.

Employee signature X ________________________________________ Date _____________

B. Approval by Employer The undersigned employer agrees to the modification of the employee's employment agreement as set out above and further agrees to apply the salary reduction amount toward the purchase of the variable annuity designated above by the employee. The employer further agrees that it will continue to apply the salary reduction amount in a like manner for all future periods of employment until written notice to the contrary is received from the employee. Employer certifies that it is a qualifying organization described in
Section  403(b)(1)(A)  of the  Internal  Revenue  Code.
Authorized  signature X ______________________ Title _____________ Date_________

Distribution:
Original - Employer
Canary - AAL Variable Products Service Center
          4321 North Ballard Road
          Appleton, WI 54919-6688                  AID ASSOCIATION FOR LUTHERANS
Pink - Member
Goldenrod - AAL District Representative

                                   4321 N. Ballard Road, Appleton, WI 54919-6001

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                                    Representative's name
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V5245 R2-98